EXHIBIT 10.4
FORM B
NON-STATUTORY STOCK OPTION AGREEMENT
     This Option Agreement is made and entered into by and between APOLLO GROUP, INC., an Arizona corporation (hereinafter referred to as the “Company”), and                      (hereinafter referred to as “Employee”), as of                                         , 20      (which date is hereinafter referred to as the “Date of Grant”). If Employee is presently or subsequently becomes employed by a subsidiary of the Company, the term “Company” shall be deemed to refer collectively to Apollo Group, Inc. and the subsidiary or subsidiaries which employ the Employee.
RECITALS
     A. The Company has implemented the Apollo Group, Inc. 2000 Incentive Plan, as amended and restated (the “Plan”), as an equity incentive program to encourage key employees and officers of the Company to remain in its employ and to enhance the ability of the Company to attract new employees whose services are considered valuable by providing them with an opportunity to acquire a proprietary interest in the success of the Company.
     B. The Compensation Committee of the Company’s Board of Directors (the “Committee”) has the authority to grant options pursuant to the Plan to officers and other key employees of the Company in order to provide such individuals with an incentive to continue in the Company’s service.
     C. The Committee did authorize the grant of the Option evidenced by this Agreement to Employee on the Date of Grant in order to carry out the intent and purpose of the Plan in providing a substantial equity incentive to encourage the Employee to continue in the Company’s service and to contribute to its financial success.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:
          1. Grant of Option. Employee is hereby granted the right and option (the “Option”) to purchase an aggregate of            shares of the Company’s Class A common stock (the “Option Shares”) under the Plan upon the terms and conditions set forth in this Agreement. The Option is a non-statutory option under the federal income tax laws and is not intended to be an incentive stock option subject to Section 422 of the Internal Revenue Code.
          2. Exercise Price. The price per share at which Employee shall be entitled to purchase the Option Shares pursuant to this Option shall be $           (the “Exercise Price”). Such Exercise Price is equal to the Fair Market Value per share of the Company’s Class A common stock on the Date of Grant.
          3. Option Term. The Option hereby granted shall have a maximum term of            (___) years measured from the Date of Grant and shall accordingly expire at the close of business on                                         , 20___ (the “Expiration Date”), unless sooner terminated in accordance with Paragraph 5(b), 8 or 9 of this Agreement.
          4. Vesting Schedule. The Option shall vest and become exercisable for the Option Shares in a series of            (___) successive equal annual installments upon Optionee’s completion of each successive year of employment with the Company over the            (___)-year period measured from                     , 20___. The foregoing annual installment vesting schedule shall constitute the Normal Vesting Schedule for the Option. However, the Option may vest and become exercisable on an accelerated basis in accordance with the special vesting acceleration provisions of Paragraph 5. As the Option vests and becomes exercisable for one or more installments of the Option Shares, those installments shall accumulate, and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5(b), 8 or 9 of this Agreement.

          5. Special Acceleration of Option.
               (a) The Option, to the extent outstanding at the time of a Change in Control transaction but not otherwise fully exercisable at that time, shall automatically vest on an accelerated basis so that the Option shall, immediately prior to the effective date of such Change in Control, vest and become exercisable for all of the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares of Class A common stock.
               (b) Immediately following the Change in Control, the Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.
               (c) If the Option is assumed in connection with a Change in Control or otherwise continued in effect, then the Option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Class A common stock subject to the Option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Company’s outstanding Class A common stock receive cash consideration for their Class A common stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this Option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Class A common stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange or market.
               (d) The term “Change in Control” shall have the meaning assigned to such term in Section 3.1 (e) of the Plan.
               (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
          6. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by timely delivery to the Company (or its designated agent) of a written or electronic notice of exercise that shall become effective on the date received by the Company. The notice shall state Employee’s election to exercise the Option, the number of Option Shares for which the election to exercise has been made, the method of payment elected pursuant to Paragraph 7 hereof, and the exact name or names in which the stock certificates for purchased Option Shares are to be registered. Such notice shall be signed by the Employee and shall be accompanied by payment of the Exercise Price for the purchased Optioned Shares, except to the extent payment is to be made pursuant to the same day exercise and sale procedure set forth in clause (ii) of Paragraph 7. In the event the Option shall be exercised by a person or persons other than Employee pursuant to paragraph 9(a) hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option as provided herein shall be fully paid and non-assessable upon delivery.
          7. Method of Payment. Payment of the Exercise Price for the Option Shares purchased upon the exercise of this Option shall be made by Employee (i) in cash, (ii) through a broker-assisted same day exercise and sale procedure pursuant to which the broker shall immediately sell, on behalf of the Employee or such other person exercising the Option, all or a portion of the Option Shares acquired upon exercise of the Option and remit to the Company, on the settlement date for such sale, a sufficient amount of the sale proceeds to cover the Exercise Price payable for all the Option Shares purchased through such exercise and the applicable withholding taxes, (iii) through such other method permitted by the Committee or (iv) through any combination of the above.

          8. Termination of Employment.
               (a) Should Employee’s employment terminate for any reason other than for Cause or death or Disability, then Employee may, at any time within the three (3)- month period measured from the effective date of such termination of employment, exercise the Option for any or all of the Option Shares for which this Option is exercisable, either in accordance with the Normal Vesting Schedule or the special vesting acceleration provisions of Paragraph 5, on the date of such termination of employment; provided, however, that in no event shall the Option, or any part thereof, be exercisable after the Expiration Date. Upon the earlier of (i) the Expiration Date or (ii) the expiration of such limited post-employment exercise period, this Option shall terminate and cease to be exercisable for any Option Shares.
               (b) If Employee’s employment is terminated for Cause or should the Employee engage in any act or omission that constitutes a “Cause” event, then the Option shall immediately lapse and cease to be exercisable for any of the Option Shares. For purposes of this Agreement, the term “Cause” shall have the meaning assigned to such term in Section 3.1(d) of the Plan.
               (c) If Employee is employed on the Date of Grant in a capacity other than a faculty member, then the Employee shall be deemed for purposes of this Paragraph 8 to have terminated employment upon the earlier of (i) the date he or she ceases for any reason to be employed by the Company or any Subsidiary or (ii) the first date on which Employee is employed by the Company or any Subsidiary solely in the capacity of a faculty member.
     9. Employee’s Death or Disability.
               (a) In the event of the Employee’s death while this Option is outstanding and exercisable for one or more Option Shares, this Option shall remain exercisable for those Option Shares until the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Employee’s death or (ii) the Expiration Date. During such limited exercise period, this Option may be exercised by the representative or representatives of the Employee’s estate or by the person or persons entitled to do so under Employee’s last will and testament or, if Employee fails to make a testamentary disposition of this Option or shall die intestate, by the person or persons entitled to receive this Option under the applicable laws of descent and distribution. However, during such period this Option may not be exercised in the aggregate for more than the number of the Option Shares (if any) for which this Option is exercisable, either in accordance with the Normal Vesting Schedule or the special vesting acceleration provisions of Paragraph 5, on the date of Employee’s termination of employment. Upon the earlier of (i) the Expiration Date or (ii) the expiration of such limited exercise period, this Option shall terminate and cease to be exercisable for any Option Shares. The Company shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this Paragraph 9(a).
               (b) In the event Employee’s employment terminates by reason of his or her Disability, then Employee may, at any time within the twelve (12)-month period measured from the date of such termination of employment, exercise the Option for any or all of the Option Shares for which this Option is exercisable, either in accordance with the Normal Vesting Schedule or the special vesting acceleration provisions of Paragraph 5, on the date of such termination of employment; provided, however, that in no event shall the Option, or any part thereof, be exercisable after the Expiration Date. Upon the earlier of (i) the Expiration Date or (ii) the expiration of such limited exercise period, this Option shall terminate and cease to be exercisable for any Option Shares. For purposes of this Agreement, the term “Disability” shall have the meaning assigned to such term in Section 3.1(i) of the Plan.
          10. Cessation of Employment/Transfer of Employee.
               (a) Except to the extent (if any) specifically authorized by the Committee pursuant to an express written agreement with the Employee, this Option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the Normal Vesting Schedule or the special vesting acceleration provisions of Paragraph 5, following the Employee’s termination of employment.

               (b) Except as otherwise provided in Paragraph 8(c) hereof, in the event Employee ceases to be an employee of the Company and becomes an employee of one of the Company’s subsidiaries as the result of a transfer, promotion or otherwise, the terms and provisions of this Option shall remain unchanged.
          11. Nontransferability. The Option evidenced by this Agreement shall be neither transferable nor assignable by Employee other than by will or the laws of inheritance following the Employee’s death and may be exercised, during Employee’s lifetime, only by the Employee. The Option evidenced by this Agreement shall also be subject to the restrictions on transfer as set forth in section 13. 5 of the Plan.
          12. Stockholder Rights. The holder of this Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased shares.
          13. Adjustments in Number of Option Shares and Exercise Price. In the event a stock dividend is declared upon the outstanding Class A common stock after the Date of Grant, the number of Option Shares then subject to this Option shall be increased proportionately and the Exercise Price per share shall be equitably adjusted by the Committee to reflect such stock dividend without any change in the aggregate Exercise Price therefor. Should any change be made to the Class A common stock by reason of any stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration, or should the value of the outstanding shares of Class A common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Committee to (i) the total number and/or class of securities subject to this Option and (ii) the Exercise Price payable per share, but without any change in the aggregate Exercise Price therefor. The adjustments shall be made in such manner as the Committee deems appropriate, and those adjustments shall be final, binding and conclusive upon Employee and any other person or persons having an interest in this Option. However, in the event of a Change of Control, the adjustments (if any) shall be made in accordance with the applicable provisions of Section 13.8 of the Plan governing Change of Control transactions and Paragraph 5 of this Agreement. Notwithstanding the above, the conversion of any convertible securities of the Company shall not be deemed to have been effected without the Company’s receipt of consideration.
          14. Delivery of Shares. No shares shall be delivered upon exercise of the Option until (i) the Exercise Price for those shares shall have been paid in full in the manner herein provided and (ii) all applicable taxes required to be withheld shall have been paid or withheld in full.
          15. Compliance with Laws and Regulations.
               (a) The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Employee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Class A common stock may be listed for trading at the time of such exercise and issuance.
               (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Class A common stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Class A common stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
               (c) The Company shall not be required to deliver any shares of the Company’s Class A common stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

               (d) The applicable post-employment exercise period in effect pursuant to the provisions of Paragraphs 8 and 9 shall automatically be extended by an additional period of time equal in duration to any interval within such post-employment exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the Expiration Date.
          16. Federal and State Taxes. Upon exercise of this Option, or any part thereof, Employee may incur certain liabilities for federal, state or local taxes, and the Company may be required by law to withhold such taxes for payment to the applicable taxing authorities. Employee may satisfy the payment of any federal, state, or local tax withholding amounts due as a result of the exercise of this Option by (i) delivering to the Company cash, a check or other form of payment permitted by the Committee in the aggregate amount required to satisfy such tax withholding amount or (ii) using a portion of the sale proceeds of the purchased Option Shares to satisfy such tax withholding amount, to the extent Employee exercises the Option pursuant to the sale and remittance procedure set forth in Paragraph 7 hereof.
          17. Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Plan is granted. By the execution of this Agreement, Employee acknowledges receipt of a copy of the Plan and the official prospectus for the Plan.
          18. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan, and such Plan shall in all respects be administered by the Committee in accordance with the terms and provisions of the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan, and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon Employee (or any other person with an interest in this Option) and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
          19. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices or shall be effected through properly-addressed electronic mail delivery. Any notice required to be given or delivered to Employee shall be in writing and addressed to Employee at the most recent address then on file for Employee in the Company’s Human Resources Department. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          20. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Employee and the legal representatives, heirs and legatees of Employee’s estate.
          21. Continuation of Employment. This Agreement shall not be construed to confer upon Employee any right to continue in the employ of the Company (or any subsidiary) and shall not limit the right of the Company (or any employer subsidiary), in its sole discretion, to terminate the employment of Employee at any time.
          22. Obligation to Exercise. Employee shall have no obligation to exercise this Option in whole or in part.
          23. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Arizona without resort to that State’s conflict-of-laws rules.
          24. Amendments. This Agreement may be amended only by a written agreement executed by the Company and Employee. The Company and Employee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or Employee. In any such event, the Company and Employee agree that this Agreement may be amended as necessary to secure for the Company and Employee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized and Employee has executed this Agreement as of the date first written above.

APOLLO GROUP, INC.	EMPLOYEE

By:

Title:	Dated;

Dated: